EXHIBIT 99.1

Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com
Media Contact:	Kip Havel (800) 422-3819 kiphavel@spherion.com
SPHERION REALIGNS SENIOR MANAGEMENT TEAM
     FORT LAUDERDALE, Fla., January 29, 2007 — Spherion Corporation (NYSE: SFN), a staffing, recruiting and workforce solutions provider, today announced changes to its senior management team to support the sale and delivery of integrated solutions to recruiting and staffing customers. In a move designed to align all sales and delivery resources under a single executive, the Company announced that William J. Grubbs will have responsibility for all of Spherion’s recruiting and staffing businesses, including both the commercial staffing and professional services units.
     Roy Krause, Spherion® president and chief executive officer, said, “In 2007, we intend to focus on accelerating growth and profitability through our position as the leading provider of integrated solutions in our industry. We know that our customers value our ability to serve their needs as one integrated company, so we’re aligning our organizational structure to better support integrated solutions and service excellence delivery. Bill’s leadership and more than 20 years of industry experience are strong assets we will leverage as the entire Spherion team focuses on our next steps to deliver increasing value to our customers, candidates and shareholders.”
     Grubbs, who joined Spherion in 2005 as chief marketing and corporate development officer, added responsibility for the Company’s Professional Services division in early 2006. Under his leadership, the division has shown steady growth and increased profitability. “By organizing around our commitment to deliver integrated services, we will be better positioned to incorporate our expertise, knowledge and technology to develop the best solutions for our customers,” said Grubbs.
     Along with these changes, Byrne Mulrooney, president of the Company’s Staffing and Workforce Solutions division, will be leaving the company to pursue other opportunities.
     “We appreciate the customer focus, service innovation and sales discipline Byrne has brought to Spherion and wish him the very best in his future endeavors,” Krause concluded.
ABOUT SPHERION
     Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for 60 years, Spherion has screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.

     With approximately 650 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing 375,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com.
     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy — we may not achieve the intended effects of our business strategy; Termination provisions — certain contracts contain termination provisions and pricing risks; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses — the disposition of businesses previously sold, may create contractual liabilities associated with indemnifications provided; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Government Regulation - government regulation may increase our costs; International operations — we are subject to business risks associated with our international operations in Canada which could make those operations more costly; Litigation — we may be exposed to employment—related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Personnel — our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Integrating acquisitions — managing or integrating any future acquisitions may strain our resources; Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; and Common stock — the price of our common stock may fluctuate significantly, which may result in losses for our investors. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.